OFFICIAL PAYMENTS

OFFICIAL PAYMENTS HOLDINGS, INC.
3550 ENGINEERING DRIVE, SUITE 400
NORCROSS, GA 30092

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 20, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 20, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Official Payments Holdings, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52211-P33036

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OFFICIAL PAYMENTS HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" ON PROPOSAL 1, AND A VOTE "FOR" PROPOSALS 2 AND 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. PROPOSAL 1:

   Nominees for Directors for election by the holders of common stock:

   01) Charles W. Berger
   02) Morgan P. Guenther
   03) James C. Hale
   04) Alex P. Hart
   05) David A. Poe
   06) Zachary F. Sadek
   07) Katherine A. Schipper

	For	Against	Abstain
2. PROPOSAL 2: Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. PROPOSAL 3: Ratification of selection of auditor. To ratify the selection of Ernst & Young, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013.	☐	☐	☐

Unless otherwise specified on the reverse side, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors; provided that the proxies will not cumulate votes for any nominees from whom the undersigned has withheld authority to vote. To specify different directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees as explained in the proxy statement, mark the adjacent box and write your instructions on the reverse side. (If you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and the number of votes to be given to such Board nominee(s)). ☐

If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial, or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date